Exhibit 99.2

As further discussed in Note 20 to the Company’s consolidated financial statements (located in Exhibit 99.4 of this Current Report on Form 8-K), the selected financial data for the periods presented have been adjusted for the retrospective application of Financial Staff Position Emerging Issue Task Force No. 03-06-1, Determining Whether Instruments Granted in Share Based Payment Transactions Are Participating Securities, (FSP EITF No. 03-06-1). Each period presented in this Exhibit 99.2 to the Current Report on Form 8-K is affected by the retrospective application of FSP EITF 03-06-1, except for the year ended December 31, 2008 and the four months ended December 31, 2005, which were not affected given the net losses for the periods.

Item 6.	Selected Financial Data

The table that follows presents selected financial data for each of the last five fiscal years and four months ended December 31, 2005 from the Company’s consolidated financial statements and should be read in conjunction with Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8 - Financial Statements and Supplementary Data included elsewhere in the Exhibits to this Current Report on Form 8-K.

On December 13, 2005, the Company’s board of directors approved a change in fiscal year end from a 52-week or 53-week fiscal year period ending on the last Saturday of August to December 31, effective as of December 31, 2005.

(In thousands, except per share amounts)	Year ended December 31, 2008	Year ended December 31, 2007	Year ended December 31, 2006	Four months ended December 31, 2005	Year ended August 27, 2005	Year ended August 28, 2004
Operating Results
Net sales	$554,699	$626,238	$672,882	$199,644	$347,345	$329,006
Gross profit	211,515	266,237	305,078	70,207	138,183	149,857
Selling, general and administrative expenses	147,531	163,918	170,702	71,297	105,281	87,771
Engineering, research and development expenses	40,086	39,727	38,074	13,904	18,188	18,066
Amortization of intangible assets	19,585	18,874	17,609	5,956	5,060	3,891
Impairment of goodwill	473,799	—	—	—	—	—
Restructuring charges	10,423	—	—	—	—	—
Operating (loss) profit	(479,909)	43,718	78,693	(20,950)	9,654	40,129
(Loss) income before income taxes and equity in affiliate earnings	(496,413)	56,619	89,556	(18,572)	14,307	41,478
Income tax expense (benefit)	19,201	10,356	26,936	(8,713)	1,154	13,223
(Loss) income from continuing operations	(515,897)	46,356	63,151	(9,789)	12,906	28,242
Net (loss) income	$(517,002)	$44,359	$63,466	$(18,324)	$9,393	$24,770

Earnings Per Share Data
Diluted (loss) earnings per share – continuing operations – As adjusted	$(4.58)	$0.37	$0.45	$(0.07)	$0.16	$0.37
Weighted average shares outstanding – diluted – As adjusted	112,653	126,258	138,872	135,437	79,453	76,292

Operating Ratios – % of net sales
Gross profit	38.1%	42.5%	45.3%	35.2%	39.8%	45.5%
Selling, general and administrative expenses	26.6	26.2	25.4	35.7	30.3	26.7
Engineering, research and development expenses	7.2	6.3	5.7	7.0	5.2	5.5
Amortization of intangible assets	3.5	3.0	2.6	3.0	1.5	1.2
Impairment of goodwill	85.4	—	—	—	—	—
Restructuring charges	1.9	—	—	—	—	—
Operating (loss) profit	(86.5)	7.0	11.7	(10.5)	2.8	12.2
(Loss) income before income taxes and equity in affiliate earnings	(89.5)	9.0	13.3	(9.3)	4.1	12.6
Effective tax rate	(3.9)	18.3	30.1	46.9	8.1	31.9
Net (loss) income	(93.2)	7.1	9.4	(9.2)	2.7	7.5

Cash Flow Statement Data
Depreciation and amortization	$46,343	$43,776	$42,905	$13,754	$23,599	$23,575

Capital expenditures	26,987	26,919	30,860	10,311	19,472	19,633
Net cash provided by operating activities	66,260	132,017	96,076	22,598	52,323	52,658
Net cash (used in) provided by investing activities	(199,921)	50,800	(17,370)	(13,116)	58,807	(86,880)
Net cash provided by (used in) financing activities	82,681	(183,061)	(80,037)	(15,432)	3,066	1,835

Balance Sheet and Other Data
Current assets	$313,128	$382,621	$556,321	$516,364	$546,502	$276,482
Current liabilities	79,356	125,749	92,699	111,017	124,856	63,895
Working capital	233,772	256,872	463,622	405,347	421,646	212,587
Current ratio	3.95	3.04	6.00	4.65	4.38	4.33
Long-term debt	150,516	20,373	2,995	3,383	21,800	18,898
Shareholders’ equity	336,170	852,309	1,015,980	1,012,819	1,023,414	372,185
Total assets	597,824	1,035,241	1,157,618	1,142,790	1,185,620	467,046
Return on average shareholders’ equity – %	(87.0)	4.7	6.3	(1.8)	1.3	7.0
Shares outstanding at end of period	113,102	115,356	132,771	136,044	135,299	73,380

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